Exhibit 99.1

PMV Pharma Announces Pricing of Oversubscribed $50Million Public Offering of Securities

PRINCETON, N.J., August 31, 2026 (GLOBE NEWSWIRE) — PMV Pharmaceuticals, Inc. (“PMV Pharma” or the “Company”; Nasdaq: PMVP), a precision oncology company pioneering the discovery and development of small molecule therapies targeting p53, announced today the pricing of an underwritten public offering consisting of (i) 22,055,000 shares of its common stock and, in lieu of common stock to certain investors, pre-funded warrants to purchase an aggregate of up to 19,900,000 shares of its common stock, and (ii) accompanying warrants to purchase an aggregate of 41,955,000 shares of common stock. The common stock and pre-funded warrants are being sold in combination with an accompanying warrant to purchase one share of common stock for each share of common stock or pre-funded warrant sold. The accompanying warrants have an initial exercise price of $1.21 per share, subject to adjustment following a specified regulatory milestone, are immediately exercisable from the date of issuance and will expire five years from the date of issuance.

The combined public offering price of each share of common stock and accompanying warrant is $1.21. The combined public offering price of each pre-funded warrant and accompanying warrant is $1.20999, representing the purchase price less an exercise price of $0.00001 per pre-funded warrant.

All of the securities being sold in the offering are being sold by PMV Pharma. The gross proceeds from the offering, before deducting underwriting discounts and commissions and offering expenses, and any exercise of the warrants, are expected to be approximately $50.8 million.

TD Cowen is acting as the sole book-running manager for the offering. The offering is expected to close on or about September 2, 2026, subject to customary closing conditions.

The securities are being offered by PMV Pharma pursuant to a shelf registration statement on Form S-3 (Registration No. 333-283349), as filed with the U.S. Securities and Exchange Commission (“SEC”) on November 20, 2024 and declared effective by the SEC on November 27, 2024. A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC on August 31, 2026. The final prospectus supplement and accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and may also be obtained, when available, from: TD Securities (USA) LLC, by mail at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at TDManualrequest@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PMV Pharma

PMV Pharma is a precision oncology company pioneering the discovery and development of small molecule therapies targeting p53. TP53 mutations are found in approximately half of all cancers. PMV Pharma is headquartered in Princeton, New Jersey. For more information, please visit www.pmvpharma.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to those related to the completion of the proposed public offering.

While PMV Pharma believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements. These forward-looking statements are based upon current information available to the Company as well as certain estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in PMV Pharma’s filings with the SEC, many of which are beyond the Company’s control and subject to change. Actual results could be materially different from those indicated by such forward-looking statements as a result of many factors, including but not limited to: whether or not the Company will be able to raise capital through the sale of securities or consummate the offering; the final terms of the offering; the satisfaction of customary closing conditions; prevailing market conditions; general economic and market conditions as well as geopolitical developments; and other risks and uncertainties which may be found in the section entitled “Risk Factors” in documents that the Company files from time to time with the SEC, including PMV Pharma’s Annual Report on Form 10-K for the year ended December 31, 2025 and PMV Pharma’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and the registration statement and the preliminary prospectus supplement relating to the proposed public offering. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. PMV Pharma claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. PMV Pharma expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investors Contact:

Tim Smith

Senior Vice President, Head of Corporate Development and Investor Relations

investors@pmvpharma.com

Media Contact:

Kathy Vincent

Greig Communications

kathy@greigcommunications.com